Exhibit 99.1

MITESCO ANNOUNCES VERO TECHNOLOGY VENTURES;

SEEKING SOFTWARE, TECHNOLOGY, CLOUD COMPUTING OPPORTUNITIES

June 25, 2024 – Vero Beach, Florida -- Mitesco, Inc. (OTC:MITI, “the Company,” www.mitescoinc.com ) today announced that it is forming a new venture aimed at investing in early to mid-stage software and systems, generally focused on cloud computing opportunities. The entity, named Vero Technology Ventures (“VTV”), will entertain investments that can prove marketable solutions, and near-term profitability, using analytical computing in both the current and future system architectures.

“We have keen interest in finding the “next generation” solutions to business and government, across many different disciplines. We have a team of institutional investors with whom we have had long-term relationships, as well as our equity, to leverage for the best and most interesting situations. Our new data center effort, Centcore, (www.centcoreusa.com ) came to market in less than 90 days. We think this shows our ability to quickly find and execute on a timely business opportunity. We believe there are many software and system start-ups that can move in similar fashion with modest capital and access to business executives with applicable experience. Each of our Advisory Board participants have years of valuable knowledge to share, and they are eager to contribute to the process,” explained Mack Leath, CEO of Mitesco.

For additional information, or to submit a proposal please send an email to: VTV@mitescoinc.com.

About Vero Technology Ventures
Our new venture arm is looking for scalable solutions using cloud computing for improved productivity, generally aimed at business and government. Infrastructure, engineering, design, analytics, process control are all areas of interest, as well as productivity tools for data center operations. We believe the current and near-term computing resources can be applied to make a significant change in productivity. If you have a need for growth capital and are willing to work in a team environment to grow your business, we should talk! Please drop us a line at; VTV@mitescoinc.com .

About Centcore, LLC

Centore, LLC ( www.centcoreusa.com ) is a wholly owned business unit of Mitesco, Inc. providing highly secure data center resources and managed services for dedicated applications and custom development. Within its primary site is extensive high-performance computing and storage aimed at data intensive applications. It is growing a library of applications for resale from its users including providers of services and solutions. It can offer specialized computing capabilities within its 25,000 sq. ft. data center, including development platforms for scientific computing, image processing and A.I. oriented systems.

About Mitesco, Inc.

Mitesco ( www.mitescoinc.com ) is seeking to build a growth-oriented company, providing products, services and technology to make accessible, higher quality, and more affordable solutions. The Mitesco team has experience in both start-ups and turnarounds intent on building successful growth situations, using both organic and acquisition growth strategies. Mitesco embraces the belief that when consumers' expectations are exceeded, the business’ performance may do so as well.

Contact:
Mitesco Investor Relations
Jimmy Caplan
jimmycaplan@me.com
512.329.9505

Mitesco Media Relations
Rick Eisenberg
eiscom@msn.com
917-691-8934

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to the expected foreclosure of several of our clinics. Words such as “expects,” “anticipates,” “aims,” “projects,” “intends,” “plans,” “believes,” “estimates,” “seeks,” “assumes,” “may,” “should,” “could,” “would,” “foresees,” “forecasts,” “predicts,” “targets,” “commitments,” and variations of such words and similar expressions are intended to identify such forward-looking statements. We caution you that the foregoing may not include all the forward-looking statements made in this press release.

These forward-looking statements are based on the Company’s current plans, assumptions, beliefs, and expectations. Forward-looking statements are subject to the occurrence of many events outside of the Company’s control. Actual results and the timing of events may differ materially from those contemplated by such forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things, the ability to obtain additional financing; the risk that commenced and threatened litigation may result in material judgments against the Company; and other risks and uncertainties included in the Company’s reports on Forms 10-K, 10-Q, and 8-K and in other filings the Company makes with the Securities and Exchange Commission from time to time, available at www.sec.gov .